UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2011

Law Enforcement Associates Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-32565	56-2267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2609 Discovery Drive Suite 125, Raleigh, NC	27616
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 872-6210

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 1, 2011, Frost, PLLC (“Frost”) resigned from its role as the independent accountant of Law Enforcement Associates Corporation (the “Registrant”). As disclosed in the Registrant’s current report on Form 8-K filed on July 29, 2011, the Registrant recently filed a voluntary petition for relief (Case No. 11-05686-8-SWH) (the “Bankruptcy Case”) in the United States Bankruptcy Court for the Eastern District of North Carolina pursuant to Chapter 11 of Title 11 of the United States Code. Frost has advised the Registrant that Frost’s decision to resign was a result of the bankruptcy filing and the unpaid invoices totaling approximately $40,000 owed to Frost for previous accounting services rendered to the Registrant.

Frost’s opinon on the Registrant’s consolidated financial statements for the year ended December 31, 2010, included an explanatory paragraph regarding the uncertainty that the Registrant would continue as a going concern. Frost’s report indicated that, as a result of ongoing litigation matters, a working capital deficit, the significant operating losses already incurred, and the limited financial resources of the Registrant, there is substantial doubt about the ability of the Registrant to continue as a going concern. Other than aforementioned going concern assumption, Frost’s report on the consolidated financial statements of the Registrant as of and for the year ended December 31, 2010 does not contain an adverse opinion or a disclaimer of opinion, nor is the report qualified or modified as to additional uncertainties, audit scope, or accounting principles.

Prior to the Registrant’s January 5th, 2011 engagement of Frost as its principal accountant, Frazer Frost, LLP (“Frazer Frost”) served as the Registrant’s principal independent accountant and audited the Registrant’s financial statements for the year-ended December 31, 2009. Frazer Frost was an entity formed when Frost combined with Moore Stephens Wurth Frazer and Torbert, LLP; however, the Frazer Frost entity split in late 2010, and Frost returned to being a stand-alone independent registered public accounting firm. Frazer Frost prepared the Registrant’s consolidated financial statements for the year ended December 31, 2009, assuming that the Registrant would continue as a going concern and contained an explanatory paragraph regarding the uncertainty that the Registrant would continue as a going concern. Other than aforementioned going concern assumption, Frazer Frost’s report on the consolidated financial statements of the Registrant as of and for the year ended December 31, 2009 does not contain an adverse opinion or a disclaimer of opinion, nor is the report qualified or modified as to additional uncertainties, audit scope, or accounting principles.

During the Registrant’s two most recent fiscal years, there were no disagreements with Frost on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Additionally, during the fiscal years ended December, 2010 and 2009, and during the interim period from the end of the most recently completed fiscal year through August 1, 2011, there were no “reportable events” (as defined in Item 304 of Regulation S-K) between the Registrant and Frost, other than a communication on internal control from Frost in March 2011. Concurrently with the issuance of its report on its audit of the Registrant’s financial statements for the year ended December 31, 2010 and 2009, Frost advised the Audit Committee of the Registrant’s Board of Directors that a material weakness in internal control over financial reporting exists and involves a failure to maintain a sufficient number of personnel to support the financial reporting process, among other things. Frost also advised that segregation of duties within the Registrant’s accounting department did not exist due to limited personnel. Frost did not express an opinion nor did it provide assurance on internal control. Its advice, which it discussed with the Audit Committee, was based on the preliminary evaluations on internal control over financial reporting performed by management, as evaluated by Frost as a part of planning and performing its audit.

Given the pending Bankruptcy Case, the Registrant’s Board of Directors does not intend to appoint a new independent registered public accounting firm at this time. The Registrant will likely not be able to file any future Quarterly Reports or Annual Reports (“Quarterly and Annual Reports”) required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as the Registrant emerges from bankruptcy protection and the Registrant is able to secure additional capital. There is, however, no guarantee that, if and when the Registrant emerges from bankruptcy protection, the Registrant will be able to secure additional capital and, if able to, that it will again be able to file its Quarterly and Annual Reports.

The Registrant has sent a copy of this current report on Form 8-K to Frost and has asked that Frost furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the Registrant’s disclosure contained herein. The Registrant has filed that letter as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

16.1	Letter from Frost, PLLC, former independent accountant to Law Enforcement Associates Corporation, to the SEC (August 4, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAW ENFORCEMENT ASSOCIATES CORPORATION

By:	/s/ Paul Briggs
Paul Briggs
President and Chief Executive Officer

Dated: August 04, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

16.1	Letter from Frost, PLLC, former independent accountant to Law Enforcement Associates Corporation, to the SEC (August 4, 2011).